FOOTHILLS EXPLORATION, INC
ESTIMATED RESERVES AND ASSOCIATED NET INCOME FOR CERTAIN PROPERTIES
SWEETWATER COUNTY, WYOMING, USA
AS OF
AUGUST 1, 2019

MHA
A Sproule Company

sproule.com

(excerpt of full report)

Table of Contents

1.	Introduction	3
2.	Gas Production Forecasts	5
3.	Economics	8
4.	Reserves	11
Bibliography		12
Glossary		13
APPENDIX A: Petroleum Resources Management System
APPENDIX B: Individual and Reserve Category Decline Curves, Type Wells, and Cash Flow Summaries

Table of Figures

Figure 1: Foothills Acreage Map and Well Locations	4
Figure 2: Point of Rocks Type Well	6
Figure 3: Total Gas Production History and Forecast	8

Table of Tables

Table 1: Workover Schedule for Foothills Wells	7
Table 2: Bridger Coal Mine Monthly Gas Deliveries	9
Table 3: Foothills Blended Gas Prices	10
Table 4: Foothills Oneline Summary	11

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1. Introduction

Estimated herein are net natural gas reserves for Foothills Exploration interests in the Point of Rocks, South Black Rock, and Deadman Wash gas fields, all located in Sweetwater County, Wyoming (Figure 1). The 22 producing wells and 3 recompletions considered here target various intervals of the Second Frontier Formation with the exception of one well. The South Black Rock 43-15 is completed in the Frontier, Muddy, and Dakota intervals. 18 of the 22 producing wells are located in the Point of Rocks field, 3 are in the South Black Rock field, and 1 well is in the Deadman Wash field. First reported production among the 22 wells, from the Shiprock Federal 34-1R in the Point of Rocks field, was in 2002, followed by first reported production from the majority of the wells in 2006, 2007, and 2008. As of May 2019, the most recent date for which public data are available, 18 of the 22 wells are on production with average rates of 97 mcfd of gas and 1 bpd of water. Cumulative gas recovery through May 2019 is 11.256 bcf.

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T21N-R101W
T21
20N-R102W
T20N-R101W
T19N-R101W
PDP
RECOMPLETION
MHA
Foothills Exploration
Greater Green River Basin , WY
0
1
MILES
September 5, 2019

Figure 1: Foothills Acreage Map and Well Locations

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The subject wells all produce a dry gas with a median historical gas-water ratio (GWR) of 259 mcf/stb. The Shiprock Federal 34-1R produces small, infrequent amounts of associated hydrocarbon liquids at rates too low to be considered here. To increase well productivity, Foothills plans to install plunger lift on the 18 producing wells in the Point of Rocks (PoR) field and to acidize 4 low rate producers. Foothills intends to recomplete 3 wells in the Point of Rocks (PoR) field after the current completions deplete.

Reserves estimated herein are compliant with the current SEC reserves definitions and have an effective date of August 1, 2019. The SEC Henry Hub natural gas price for this date is $2.973/mmbtu. Foothills receives Kern River (Platts) gas price with the exception of gas sold in the first six months of a year to a local coal mine at a premium price. This work utilized a blended price calculated from the constant SEC price, the differential between Kern River and Henry Hub, and the Bridger coal mine gas price premium of $3/mmbtu over Kern River price. All costs and expenses were held constant.

This one volume report consists of a narrative letter with figures and tables, a oneline summary of the properties, and appendices containing individual entity decline curve forecasts or performance predictions and reserve category and individual entity annualized cash flow summaries.

2. Gas Production Forecasts

Decline curves were used to forecast future performance of Foothills producing wells, all of which exhibited exponential declines. Decline rates ranged from 4 to 36%/yr with a median decline rate of 10.5%/yr. Technically recoverable resources were calculated based on an abandonment rate of 50 mcf/month. Decline curves for all producing wells are included in Appendix B.

To increase well productivity, Foothills plans to install plunger lift on the 18 producing wells in the PoR field and anticipates a 33% uplift in gas rate. Plunger installation increases the gas production rate but leaves the technically recoverable gas volume unchanged. For each producer, a new, steeper exponential decline rate was calculated from the assumed 33% uplift in rate, the unchanged technically recoverable gas volume, and the same 50 mcf/month abandonment rate. Foothills plans to install the plungers at the rate of one well per month beginning in September of this year, finishing in February of 2021. In addition, Foothills plans to acidize four low rate PoR producers to increase productivity when the wells are down for plunger installation. Based on acid jobs in similar wells, Foothills anticpates a doubling of the gas rate.

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Foothills plans to recomplete three PoR wells (Figure 1) in behind pipe zones when the current completions are depleted. The Point of Rocks 44-21 and Point of Rocks 28-2 wells, both currently completed in the lower, fluvial portion of the Second Frontier formation, are scheduled to be recompleted in the upper, marine portion of the Second Frontier as the lower zones deplete. Under the economic assumptions discussed below, both of these wells are currently uneconomic so for this evaluation both were scheduled for recompletion in October of this year. The Shiprock Federal 34-1R is currently producing from the marine section of the Second Frontier and will be recompleted in the stratigraphically lower fluvial zones upon depletion of the marine section. Under the assumptions discussed below, this completion has an 18 year life and was scheduled for recompletion in May 2037.

A type well was constructed to forecast gas recovery from the recompletions using production histories of the existing 10 PoR PDP wells (Figure 2). The type well initial rate was 5,045 mcf/month (166 mcfd), the decline rate was 9.04%/yr (0.0948 yr-1 exponential decline), and the resulting 50 year cumulative production was 633 mcf. Performance of the three recompletions, categorized here as PBP reserves, was estimated by adjusting the type well initial rate by the ratio of new completion thickness divided by total net thickness of the local Second Frontier formation. The PDP effective decline rate was left unchanged at 9.04%/yr for the PBP type wells.

Figure 2: Point of Rocks Type Well

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Dates for plunger installations, acid stimulations and recompletions for the PoR field are summarized in Table 1 below.

Table 1: Workover Schedule for Foothills Wells

API	LEASE	WELL_ID	plunger install	acidize	drill date	recomplete
49037271060000	POINT OF ROCKS	23-1	9/1/19
49037267720000	SHIPROCK	3-1	10/1/19
49037256800000	SHIPROCK	34-4	11/1/19
49037244420000	SHIPROCK FEDERAL	4-4	12/1/19	x
49037271050000	SHIPROCK	33-9	1/1/20
49037240560000	SHIPROCK FEDERAL	20-10	2/1/20
49037271840000	POINT OF ROCKS	44-21	3/1/20	x		10/1/19
49037269090000	POINT OF ROCKS	26-2	4/1/20	x
49037273890000	POINT OF ROCKS	44-27	5/1/20	x
49037270160000	POINT OF ROCKS	28-2	6/1/20			10/1/19
49037270150000	SHIPROCK FEDERAL	28-1	7/1/20
49037269010000	SHIPROCK	29-1	8/1/20
49037256840000	SHIPROCK FEDERAL	32-40	9/1/20
49037275170000	SHIPROCK	32-33	10/1/20
49037265400000	SHIPROCK	33-1	11/1/20
49037268160000	SHIPROCK	33-2	12/1/20
49037275030000	SHIPROCK	33-33	1/1/21
49037211630001	SHIPROCK FEDERAL	34-1R	2/1/21			5/1/37

Fieldwide gas production is first forecasted to drop below the Bridger contracted volumes in January of 2036. The monthly decrease in Bridger gas demand is more rapid than the steady field decline causing field deliverability to rise above the Bridger volumes until the winter of 2037 when a 3 month shortfall occurs. Recompletion of the 34-1R lifts the field gas rate above Bridger volumes until a 3 month shortfall in winter 2040. The shortfall increases to 4 months in 2044 and 5 months in 2045. This five month shortfall in the winter months persists for the remainder of the field life considered here.

Gas production from all wells considered here (Figure 3) peaked at 130,000 mcf/month in 2008 and has since declined to 54,000 mcf/month as of May 2019. The forecast curve exhibits upticks in gas rate due to plunger installations in the near future and recompletion of the 34-1R in 2037. Cumulative gas recovery through May 2019 is 11.336 bcf and remaining reserves are estimated to be 4.901 bcf, giving an estimated ultimate recovery from all wells of 16.237 bcf.

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Figure 3: Total Gas Production History and Forecast

3. Economics

Economics were run using the gas production forecasts developed above combined with the following parameters. Plunger installation capital costs were $15,000 per well, acid stimulations were $4,686 per well, and recompletions were $250,000 per well. A two-month delay between a workover and first production was assumed.

Fixed operating expenses were $2,144 per well per month, increasing by $200 per well per month after plunger installation. Variable OPEX was a gas gathering charge of $0.242/mcf.

Individual well interests varied with an average PDP working interest of 88.5%. Before and after payout net revenue interests averaged 71.3% and 69.5%, respectively.

The gas BTU factor was 1.035 and shrink was 10.3%.

Severance and ad valorem tax rates were 5.6% and 6.2%, respectively.

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Foothills receives Kern River (Platts) gas prices with the exception of the gas volumes delivered to the Bridger coal mine (Table 2) which receives Kern River (Platts) price plus a $3/mmbtu premium. Based on the Henry Hub and Kern River monthly gas index prices, the price differential for the first six months of 2019 was +$0.127/mmbtu as the Kern River price was substantially above the Henry Hub price in the colder months. The July 2019 SEC price was $2.973/mmbtu, making the base Foothills price $3.100/mmbtu and the price of gas flowing to the Bridger coal mine $6.100/mmbtu. Blended gas prices by year are listed in Table 3.

Table 2: Bridger Coal Mine Monthly Gas Deliveries

(BTU = 1.035)

	Gas,	Gas,
Month	Mmbtu	Mcf
January	11,000	10,628
February	10,500	10,145
March	10,500	10,145
April	8,000	7,729
May	6,000	5,797
June	1,000	966

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Table 3: Foothills Blended Gas Prices

Year	$/Mmbtu	$/Mcf
2019	3.100	3.209
2020	3.358	3.475
2021	3.333	3.450
2022	3.383	3.501
2023	3.443	3.564
2024	3.514	3.637
2025	3.594	3.720
2026	3.686	3.815
2027	3.791	3.924
2028	3.910	4.047
2029	4.044	4.185
1930	4.194	4.341
1931	4.262	4.411
1932	4.322	4.474
1933	4.355	4.507
1934	4.391	4.544
1935	4.398	4.552
1936	4.404	4.558
1937	4.324	4.475
1938	4.349	4.502
1939	4.378	4.531
1940	4.394	4.548
1941	4.399	4.553
1942	4.405	4.559
1943	4.411	4.565
1944	4.417	4.572
1945	4.424	4.579
1946	4.432	4.587
1947	4.440	4.596
1948	4.449	4.605
1949	4.460	4.616
1950	4.471	4.627
1951	4.482	4.639
1952	4.495	4.653
1953	4.520	4.678
1954	4.536	4.695
1955	4.554	4.713
1956	4.573	4.733
1957	4.593	4.754
1958+	4.600	4.761

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4. Reserves

Proved Reserves were estimated using the gas profiles, gas prices, and other economic parameters discussed above. Category level Reserves, shown in Table 1 above, total 2,012 mmcf of net gas with a PV10 value of $1,834.7 M$. An oneline summary of Proved Reserves organized by field and then by reserve category is shown in Table 4.

Table 4: Foothills Oneline Summary

Gas production increases and the associated economics due to plunger installation and the acid stimulations were included as part of the PDP reserves and not considered explicitly here as Foothills has retained the current operator who has extensive experience in Greater Green River Basin gas production operations.

Annualized cash flows at the project, field, and entity level are in Appendix B along with the decline curves and type wells discussed above. The field is economic for the 50 year reserves lifetime as specified by the SEC.

Original gas in place (OGIP) for a Second Frontier well on 160 acre well spacing, calculated volumetrically using average public domain porosity and water saturation values of 12.4% and 53%, respectively (SPE 21879, SPE 38379), and a net thickness of 39 feet, was 3.165 bcf. Average recovery for a PoR well, 0.751 bcf, corresponds to a recovery factor of 24% of OGIP. For perspective, industry average recovery for volumetric dry gas wells such as these is typically 50%.

This study did not consider identification and development of any PUD locations.

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Bibliography

Harrison, et al, “Reservoir Characterization of the Frontier Tight Gas Sand, Green River Basin, Wyoming”, SPE 21879, 1991.

Cluff, et al, “Petrophysical Analysis of the Frontier Formation (Cretaceous), Whiskey Buttes Field, Lincoln County, Wyoming”, SPE 38379, 1997.

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Glossary

%/yr	Percent (decline) per year
Bcf	Billion Cubic Feet
bpd	Barrels per day
BTU	British Thermal Unit
GWR	Gas Water Ratio
Mcf/month	Thousands cubic feet (gas) per month
Mcf/stb	Thousands cubic feet (gas) per stock tank barrels
Mmbtu	Millions of british thermal units
Mscfd	Thousand’s standard cubic feet per day
OGIP	Original Gas in Place
PBP	Proved Behind Pipe
PDP	Proved Developed Producing
PoR	Point of Rocks
PUD	Proved Undeveloped
PV10	Present Value at 10% discount rate
SEC	Securities Exchange Commission
SPE-PRMS	Society of Petroleum Engineers- Petroleum Resources Management System

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